UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2014

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 16, 2014, Consolidated Communications Holdings, Inc. (the “Company”) acquired Enventis Corporation, formerly Hickory Tech Corporation (“Enventis”) pursuant to a merger transaction.

As a result of that acquisition, under the Second Amended and Restated Credit Agreement, dated December 23, 2013, as amended, among the Company, as Parent Guarantor, Consolidated Communications, Inc. (“CCI”), as Borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and certain other parties thereto (the “Credit Agreement”), certain of the Enventis subsidiaries that the Company acquired through the merger transaction (the “Enventis Subsidiaries”) were required to guarantee certain obligations under the Credit Agreement and to pledge as collateral, and grant liens on and security interests in, all assets and property of such Enventis Subsidiaries as provided for in or contemplated by the Credit Agreement, whether now owned or existing or hereafter acquired or arising.  The Enventis Subsidiaries have become parties to the Credit Agreement by executing a Joinder Agreement dated as of November 14, 2014.  The Joinder Agreement is filed as Exhibit 4.1 hereto.

In addition, as a result of the Enventis Subsidiaries becoming guarantors under the Credit Agreement, each Enventis Subsidiary was also required to guarantee $200,000,000 aggregate principal amount of 6.50% Senior Notes due 2022 (the “2022 Notes”) of CCI issued pursuant to that certain indenture dated as of September 18, 2014, as supplemented by a First Supplemental Indenture dated as of October 16, 2014 (as supplemented, the “Indenture”), by and among CCI, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  In addition, as a result of the Enventis Subsidiaries becoming guarantors under the 2022 Notes, each Enventis Subsidiary was required to become a party to a Registration Rights Agreement among CCI, Morgan Stanley & Co. LLC and the guarantors named therein, with respect to the 2022 Notes dated as of September 18, 2014, as amended by a Joinder dated as of October 16, 2014 (as amended, the “Registration Rights Agreement”).  For a description of the Indenture and the Registration Rights Agreement, see the Current Reports on Form 8-K filed by the Company on September 24, 2014 and October 22, 2014, which are incorporated herein by reference.

On November 14, 2014, CCI, the Enventis Subsidiaries and the Trustee entered into a Second Supplemental Indenture, dated as of November 14, 2014, to the Indenture, pursuant to which the Enventis Subsidiaries guaranteed the 2022 Notes.  The Enventis Subsidiaries have also become parties to the Registration Rights Agreement by executing a Joinder dated November 14, 2014.  The Second Supplemental Indenture is filed as Exhibit 4.2 hereto and the Joinder is filed as Exhibit 4.3 hereto.

In addition, as a result of the Enventis Subsidiaries becoming guarantors under the Credit Agreement, each Enventis Subsidiary was also required to guarantee $300,000,000 aggregate principal amount of 10.875% Senior Notes due 2020 (the “2020 Notes”) of CCI issued pursuant to that certain Indenture dated as of May 30, 2012, as supplemented and amended (as supplemented and amended, the “2020 Notes Indenture”), by and among CCI, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee.  On November 14, 2014, CCI, the Enventis Subsidiaries and the Trustee entered into a Fifth Supplemental Indenture, dated as of November 14, 2014, to the 2020 Indenture pursuant to which the Enventis Subsidiaries guaranteed the 2020 Notes.  The Fifth Supplemental Indenture is filed as Exhibit 4.4 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1*
Joinder Agreement, dated as of November 14, 2014, among Enventis Corporation, Cable Network, Inc., Crystal Communications, Inc., Enventis Telecom, Inc., Heartland Telecommunications Company of Iowa, Inc., Mankato Citizens Telephone Company, Mid-Communications, Inc., National Independent Billing, Inc., Ideaone Telecom, Inc.,  and Enterprise Integration Services, Inc. (collectively, the “Enventis Subsidiaries”), the Company, CCI, and Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the Lenders under the Credit Agreement

4.2	Second Supplemental Indenture, dated as of November 14, 2014, among CCI, each of the Enventis Subsidiaries, and Wells Fargo Bank, National Association

4.3	Joinder to Registration Rights Agreement, dated as of November 14, 2014, by each of the Enventis Subsidiaries

4.4	Fifth Supplemental Indenture, dated as of November 14, 2014, among CCI, each of the Enventis Subsidiaries, and Wells Fargo Bank, National Association

* Annexes to the Joinder Agreement, which are listed in the exhibit, are omitted.  The Company agrees to furnish supplementally a copy of any annex to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1*
Joinder Agreement, dated as of November 14, 2014, among Enventis Corporation, Cable Network, Inc., Crystal Communications, Inc., Enventis Telecom, Inc., Heartland Telecommunications Company of Iowa, Inc., Mankato Citizens Telephone Company, Mid-Communications, Inc., National Independent Billing, Inc., Ideaone Telecom, Inc.,  and Enterprise Integration Services, Inc. (collectively, the “Enventis Subsidiaries”), the Company, CCI, and Wells Fargo Bank, National Association, a national banking association, as Administrative Agent for the Lenders under the Credit Agreement

4.2	Second Supplemental Indenture, dated as of November 14, 2014, among CCI, each of the Enventis Subsidiaries, and Wells Fargo Bank, National Association

4.3	Joinder to Registration Rights Agreement, dated as of November 14, 2014, by each of the Enventis Subsidiaries

4.4	Fifth Supplemental Indenture, dated as of November 14, 2014, among CCI, each of the Enventis Subsidiaries, and Wells Fargo Bank, National Association

* Annexes to the Joinder Agreement, which are listed in the exhibit, are omitted.  The Company agrees to furnish supplementally a copy of any annex to the Securities and Exchange Commission upon request.